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EXHIBIT 10.5

24th November 2003

Neoteric Cosmetics, Inc.
Attention: Mark E. Goldstein, President
4880 Havana Street
Denver, CO 80239

Ladies and Gentlemen:

        This letter agreement concerns the Sales Distribution Rights Agreement (the "Agreement") dated as of December 1, 2000 between you and us. We and you wish to waive mutually the provision in clause 8 dealing with the minimum net sales in calendar year 2003. Accordingly, we and you agree that the following phrase in clause 8(1)(v) of the Agreement is hereby deleted and that there is no replacement minimum sales level for the calendar year 2003: "calendar year three (2003) to be 17 million USD." In all other respects, the Agreement remains in full force and effect.

Very truly yours,
MONTAGNE JEUNESSE, a trading division of Medical Express (UK) Ltd.
By:	/s/ BRIAN STEVENDALE Name: Brian Stevendale Title: Director of Sales & Marketing Date: 24th November 2003
AGREED:
NEOTERIC COSMETICS INC.
By:	/s/ MARK E. GOLDSTEIN Name: Mark E. Goldstein Title: President Date: 26 November 2003

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  EXHIBIT 10.5